CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”), effective as of October 24, 2013 (the “Effective Date”), is entered into by and between Carson W. Chemerinski, an independent contractor (“Consultant”) whose address is 6243 Willers Way Houston, TX 77057, and HBP Energy Corp., a Nevada corporation (“Company”) whose address is 5868 Westheimer Rd. Suite 467, Houston, TX 77067.

WHEREAS, the Company desires to engage the Consultant as the Company’s President, Secretary and Treasurer, to provide services to the Company that are ordinarily and customarily performed by a President, Secretary and Treasurer; and

WHEREAS, the Consultant is willing to be engaged by the Company as a consultant and to serve as the President, Secretary and Treasurer of the Company, on the terms and conditions set forth below; and

WHEREAS, the parties desire to enter into a relationship to be governed by the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premise and mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Services.

Commencing on the Effective Date, the Company hereby engages the Consultant, and the Consultant, being an Independent Contractor, agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein. During the Term (as hereinafter defined), the parties agree that the Consultant shall serve as the Company’s President, Secretary and Treasurer and shall perform all the duties that are ordinarily and customarily performed by a President, Secretary and Treasurer, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the duties of a President, Secretary and Treasurer. The Consultant’s services shall be performed primarily at the Consultant’s offices that are located in Houston, TX. The parties acknowledge, however, that the Consultant may be required to travel in connection with the performance of his duties hereunder.

2.	Term.

Subject to the provisions for termination hereinafter provided, Company agrees to retain the Consultant for a period of ninety (90) days from the Effective Date hereof (the “Minimum Period”), and thereafter until terminated by either party under the provisions of paragraphs 5 and 6 hereof (the “Term”).

3.	Devotion of Consultant to the Business of the Company.

Consultant agrees to devote such of his time, attention, knowledge, and skill to the business and interests of Company as is necessary to provide the services contemplated hereby.

4.	Compensation.

(a)	Invoices.

Consultant shall record and retain records relating to all monthly charges and shall invoice Company on a monthly basis for the amount set forth in paragraph (b) below, plus all reasonable, verifiable, pre-approved out-of-pocket expenses incurred in connection with this Agreement. Company shall pay Consultant upon receipt of the aforementioned invoice.

(b)	Rates

In consideration of the services to be rendered by the Consultant hereunder, Company will pay Consultant as outlined in Exhibit “A”.

(c)	Expenses

Subject to Section 4(a) above, Company shall be directly responsible for all necessary travel and related expenses (including, but not limited to, lodging, airfares, rental vehicles, meals and entertainment,) associated with Consultant’s provision of services contemplated by this Agreement at locations directed by Company. Company shall reimburse Consultant for all necessary travel and related expenses (including, but not limited to, lodging, airfares, rental vehicles, meals and entertainment) associated with Consultant’s provision of services contemplated by this Agreement at locations directed by Company upon receipt of Consultant’s expense reports to Company.

5.	Termination by Company.

If the Consultant should become unable to serve as President, Secretary and Treasurer, or should fail to perform any of the obligations hereunder for any cause including death or disability, always in the sole judgment and decision of the Company, then the Company shall have the right to terminate this Agreement, upon fourteen (14) days’ prior written notice of such termination. Unless the parties otherwise agree such termination shall be effective at such time as is provided in such notice and Consultant shall be entitled to compensation as specified in paragraph 4 herein, through the date of termination specified in such notice. The Company may in its discretion and at its option terminate this Agreement at any time after the Minimum Period upon five (5) days prior written notice to the Consultant.

6.	Termination by Consultant.

If Consultant elects to terminate this Agreement, Consultant shall give not less than fourteen (14) days’ prior written notice of such termination. Unless the parties otherwise agree such termination shall be effective at such time as is provided in such notice and Consultant shall be entitled to compensation as specified in paragraph 4 herein, through the date of termination specified in such notice. The Consultant may in its discretion and at its option terminate this Agreement at any time after the Minimum Period upon five (5) days prior written notice to the Company.

7.	Independent Contractor.

The parties agree and acknowledge that Consultant is not an employee of Company for any purpose whatsoever, but that Consultant shall be considered at all times an independent contractor. Consultant shall have sole control over the manner and means of performance under this Agreement. Nothing in this Agreement shall be construed to create any partnership, joint venture or similar arrangement between the Company and the Consultant or to render either party responsible for any debts or liabilities of the other.

8.	Confidentiality.

The Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, the Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).Consultant agrees to maintain the confidentiality of any Confidential Information that is considered proprietary that may come into Consultant’s possession as a consequence of this Agreement. Consultant will not disclose any information or make available any reports, recommendations, and/or work product which Consultant produces pursuant to this Agreement in any manner whatsoever except to Company or Company’s clients as appropriate. In the event Consultant is unsure of the proprietary nature of any Company information in his possession, Consultant will refrain from disclosing the same unless given written permission by Company or Company client’s.

9.	Taxes.

CONSULTANT IS AND SHALL BE SOLELY LIABLE FOR ANY U.S. OR STATE IMPOSED INCOME AND WITHHOLDING TAXES, UNEMPLOYMENT TAXES, FICA TAXES, APPLICABLE TO THIS AGREEMENT OR ANY SERVICES PROVIDED HEREUNDER. CONSULTANT HEREBY INDEMNIFIES COMPANY FOR ANY LIABILITY RESULTING FROM NONPAYMENT OF TAXES AND PREMIUMS. CONSULTANT SHALL NOT BE ENTITLED TO UNEMPLOYMENT INSURANCE BENEFITS THROUGH THIS AGREEMENT.

10.	Insurance.

Company shall use commercially reasonable efforts to obtain D&O insurance as soon as practicable.

11.	Contract Terms.

This Agreement is the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into the same. The parties hereto further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with its dealings with the other.

12.	Waiver or Modification Ineffective Unless in Writing.

It is further agreed that no waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and that no evidence of any waiver or modification shall be offered and received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

13.	Severability of Terms.

Should any provision(s) of this Agreement be declared invalid or unenforceable by a Court of competent jurisdiction, it shall be severed or modified and the remainder of this Agreement enforced in total.

14.	Assignment.

The rights and benefits of Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Company. The obligations of Consultant hereunder are personal and nontransferable, except that the rights and benefits hereunder shall inure to the benefit of the heirs, executors and legal representatives of Consultant.

15.	Indemnity.

In the performance of services hereunder, Consultant agrees that he will comply with all applicable laws, rules, and regulations.

Company shall indemnify, defend and hold Consultant harmless from and against all losses, costs and expenses, including court costs, attorney’s fees, and costs of settlement, for any claim, suit, judgment, demand, action, or liability arising out of the actions of Consultant, excepting Consultant Group’s gross negligence or willful misconduct.

Consultant shall indemnify, defend and hold the Company, its officers, directors, shareholders, employees, affiliated companies, herein referred to as “Company Group”, harmless from and against all losses, costs and expenses, including court costs, attorney’s fees, and costs of settlement, for any claim, suit, judgment, demand, action, or liability arising out of or attributable to gross negligence or willful misconduct of Consultant.

16.	Notices

All notices required herein under shall be sent to the addresses herein as follows:

Company Address:

5868 Westheimer Rd. Suite 467

Houston, TX 77057

Consultant Address:

6243 Willers Way

Houston, Texas, 77057

17.	Governing Law.

This Agreement shall be governed by and construed in accordance with the law of the State of Nevada without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of Nevada.

18.	Headings.

The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

19.	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Agreement has been executed effective as of the date herein above stated.

CONSULTANT:

/s/ Carson W. Chemerinski
Carson W. Chemerinski

COMPANY:

HBP Energy Corp.

By: /s/ Carson W. Chemerinski
Name: Carson W. Chemerinski
Title: President

EXHIBIT “A”

HBP Energy Corp.

CONSULTANT AGREEMENT

RATE SCHEDULE

1.	For services rendered as required by Company, Consultant shall be compensated: $15,000 per month and prorated for partial months. This is based on working 60 hours per month.

2.	Compensation for Services as required by the Company outlined in Section 1 of the Agreement shall be performed in the Houston area. Services required by the company outside of the Houston area shall be at a mutually agreed rate.

3.	Business Mileage Expenses as approved by company: $0.80 /mile

4.	All living expenses associated with business away from home shall be reimbursed to the contractor by the Company, as set forth in Section 4 of the Agreement.

5.	All insurance requirement requested by Company will be a Company expense.